EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



     We hereby consent to the use in this Registration Statement of Productivity Technologies Corp. on Form S-1 of our report dated September 13, 2004, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ FOLLMER RUDZEWICZ PLC
Southfield, Michigan
December 24, 2004